MEDICAL GRAPHICS CORPORATION 401(K) SAVINGS PLAN

TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                            PAGE
INDEPENDENT AUDITORS' REPORT                                                  1

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997:
   Statements of Net Assets Available for Plan Benefits                       2
   Statements of Changes in Net Assets Available for Plan Benefits            3
   Notes to Financial Statements                                              4

SUPPLEMENTAL SCHEDULES FURNISHED PURSUANT TO THE
     REQUIREMENTS OF FORM 5500 AS OF AND FOR THE YEAR
     ENDED DECEMBER 31, 1998:
   Item 27a - Schedule of Assets Held for Investment Purposes                10
   Item 27d - Schedule of Reportable Transactions                            11


INDEPENDENT AUDITORS' REPORT


Board of Directors
Medical Graphics Corporation
Saint Paul, Minnesota

We have audited the accompanying statements of net assets available for plan benefits of Medical Graphics Corporation 401(k) Savings Plan (the Plan) as of December 31, 1998 and 1997 and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance concerning whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for plan benefits as of December 31, 1998 and 1997, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

Minneapolis, Minnesota
August 10, 1999

MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
DECEMBER 31, 1998 AND 1997

------------------------------------------------------------------------------


                                                                                       1998              1997

ASSETS:
   Investments (Note 3):
     Guaranteed Interest Account                                                                    $      373,780
     Medical Graphics Corporation Common Stock Fund                                $       3,084             7,844
     Stable Return Fund                                                                  761,302           504,137
     Strategic Income Fund                                                               157,462           108,599
     Growth Balanced Fund                                                                383,243           298,886
     Diversified Equity Fund                                                             550,860           662,462
     Growth Equity Fund                                                                  509,688           407,435
     Janus Worldwide Fund                                                                924,405           682,135
     Small Cap Opportunities Fund                                                        267,967           535,459
     Putnam OTC Emerging Growth Fund                                                     131,369            59,956
   Participant loans                                                                      84,262            87,861
                                                                                   -------------    --------------

NET ASSETS AVAILABLE FOR BENEFITS                                                  $   3,773,642    $    3,728,554
                                                                                   =============    ==============


See notes to financial statements.

MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
YEARS ENDED DECEMBER 31, 1998 AND 1997
------------------------------------------------------------------------------

                                                                                       1998              1997
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
   BEGINNING OF YEAR                                                               $   3,728,554    $    3,756,216

ADDITIONS:
   Net investment income (Note 4)                                                        528,974           468,402
   Contributions:
     Employer                                                                                               12,002
     Participant                                                                         423,664           369,910
     Rollovers                                                                            22,724           120,691
                                                                                   -------------    --------------
         Total additions                                                                 975,362           971,005

DEDUCTIONS:
   Distributions to participants                                                         930,274           997,715
   Administrative and loan expenses                                                                            952
                                                                                   -------------    --------------
         Total deductions                                                                930,274           998,667
                                                                                   -------------    --------------

NET ADDITIONS (DEDUCTIONS)                                                                45,088           (27,662)
                                                                                   -------------    --------------

NET ASSETS AVAILABLE FOR PLAN BENEFITS
   AT END OF YEAR                                                                  $   3,773,642    $    3,728,554
                                                                                   =============    ==============


See notes to financial statements.

MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997

-------------------------------------------------------------------------------

1.      DESCRIPTION OF PLAN

        The following description of the Medical Graphics Corporation 401(k) Savings Plan (the Plan) provides only general information. Participants should refer to the plan document for a more complete description of the Plan's provisions.

        GENERAL - The Plan is a defined contribution plan covering substantially all employees of Medical Graphics Corporation (the Company) who have at least six months of service and are age 21 or older. Medical Graphics Corporation, as the plan administrator, controls and manages the operation and administration of the Plan. Certain members of the Company's management served as the trustees of the Plan through August 1997. As of September 1997, Norwest Bank Minnesota, N.A. was appointed the trustee of the Plan. Benefits were funded through a qualified trust and a group annuity contract with Principal Mutual Life Insurance Company through August 1997. As of September 1997, benefits are funded through Norwest Bank Minnesota, N.A. During September 1997, all investments, except the Guaranteed Interest Account, were transferred from Principal Mutual Life Insurance to Norwest Bank Minnesota, N.A. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

        CONTRIBUTIONS - Under the provisions of the Plan, a participant may contribute up to 17% of pretax annual compensation to his/her participant account up to the maximum amount determined by the Internal Revenue Service. There is a provision in the Plan for matching and nonelective employer discretionary contributions. The Company contributed 25% of the first 6% of base compensation that a participant contributed to the Plan, through February 9, 1997, at which time the Company discontinued the matching contributions.

        VESTING - Participants are immediately vested in their salary reduction contributions plus earnings thereon. Vesting in the matching and nonelective discretionary contribution portion of their accounts plus actual earnings thereon is based on years of credited service. A participant is 100% vested after three years of credited service, with staggered vesting percentages prior to that time.

        PARTICIPANT ACCOUNTS - Each participant's account is credited with the participant's contributions and withdrawals, as applicable, and allocations of (a) the Company's contributions and (b) plan earnings, and debited with an allocation of administrative expenses. Allocations are based on participant earnings, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

        INVESTMENT OPTIONS - Through August 30, 1997, a participant was allowed to direct employee and employer contributions to investment options as follows:

            KOPP INVESTMENT PORTFOLIO - Funds are invested primarily in the common stocks of emerging growth and large corporations.

            GUARANTEED INTEREST ACCOUNT - A guaranteed investment which invests mostly in private placement bonds, commercial mortgages, and residential mortgages.

            U.S. STOCK ACCOUNT - A pooled investment account invested primarily in common stocks of U.S. companies.

            INTERNATIONAL STOCK ACCOUNT - A pooled investment account invested primarily in common stocks of corporations located outside the United States.

            MONEY MARKET ACCOUNT - A pooled investment account which invests in money market instruments.

            BOND EMPHASIS BALANCED ACCOUNT - A pooled investment account invested in other separate accounts of Principal Mutual Life Insurance Company, weighted toward fixed income accounts.

            STOCK INDEX ACCOUNT - A pooled investment account invested primarily in common stocks of those firms included in the Standard & Poor's 500 Stock Index.

            MEDIUM COMPANY BLEND ACCOUNT - A pooled investment account invested in common stocks of medium-sized companies that generate long-term capital growth.

            BOND AND MORTGAGE ACCOUNT - A pooled investment account invested in intermediate-term fixed-income loans.

            MEDICAL GRAPHICS CORPORATION COMMON STOCK FUND - Funds are invested in the common stock of Medical Graphics Corporation. Effective January 1, 1995, no new contributions could be made to this fund.

        Effective September 1, 1997, a participant may direct employee and employer contributions to investment options as follows:

            STABLE RETURN FUND - A conservative fund option which invests in high quality insurance contracts, bank investment contracts, and money market instruments seeking to provide safety of principal and adequate liquidity.

            STRATEGIC INCOME FUND - Designated to provide consistent total return with emphasis on principal protection and income, with a small amount of equity exposure to enhance returns.

            GROWTH BALANCED FUND - Designed to provide a combination of current income and capital appreciation by diversifying investment of the Fund's assets between stocks and intermediate maturity bonds. The Fund holds more equity securities than the Strategic Income Fund.

            DIVERSIFIED EQUITY FUND - Emphasizes long-term capital appreciation. Annual return volatility is moderated through diversifying among five complimentary equity styles.

            GROWTH EQUITY FUND - Designed to reduce the volatility and risk of investing in equity securities.

            JANUS WORLDWIDE FUND - Seeks long-term capital growth by investing primarily in stocks of foreign and U.S. companies.

            SMALL CAP OPPORTUNITIES FUND - An aggressive fund that invests in small growth companies.

            PUTNAM OTC EMERGING GROWTH FUND - Invests in mainly over the counter stocks of small- to mid-size emerging growth companies.

        Participants may change or transfer their investments options at any time.

        LOANS TO PARTICIPANTS - Participants may borrow from their fund accounts a minimum of $1,000 with a maximum of 50% of their vested balance or $50,000, whichever is less. Loan transactions are treated as a transfer between the investment fund and the loan fund. Loan terms range from 1 to 5 years or up to 25 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the plan administrator. Principal and interest is paid ratably through monthly payroll deductions.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        VALUATION OF INVESTMENTS - The investments of the Plan are stated at fair value based on closing sales prices reported on recognized securities exchanges on the last business day of the year, or for listed securities having no sales reported, upon the last reported bid prices on that date. The mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

        VALUATION OF LOANS TO PARTICIPANTS - The loans to participants are valued at cost plus accrued interest which approximates fair value.

        EXPENSES - The Plan's expenses are paid from the assets of the Plan and are allocated to the participant's accounts.

3.      INVESTMENTS

        The Plan's investments are held in a trust. The Plan conducts transactions with parties-in-interest which include the Company; Norwest Bank Minnesota, N.A.; and the participants of the Plan. The following assets represent individual investments greater than 5% of the Plan's assets at December 31, 1998 and 1997:

                                                                                            1998           1997

       Principal Mutual Life Insurance Co. -
          Guaranteed Interest Account                                                                   $   373,780
        Norwest Bank Minnesota, N.A.:
          Stable Return Fund                                                            $   761,302         504,137
          Growth Balanced Fund                                                              383,243         298,886
          Diversified Equity Fund                                                           550,860         662,462
          Growth Equity Fund                                                                509,688         407,435
          Janus Worldwide Fund                                                              924,405         682,135
          Small Cap Opportunities Fund                                                      267,967         535,459


4.     NET INVESTMENT INCOME

       A summary of the Plan's investment income for the years ended December 31, 1998 and 1997 is as follows:

                                                                                            1998           1997
        Net appreciation (including dividends) in fair value of investments             $   523,482     $   419,691
        Interest income, including interest on participant loans                              5,492          48,711
                                                                                        -----------     -----------
                                                                                        $   528,974     $   468,402
                                                                                        ===========     ===========

5.      PLAN TERMINATION

        Although it has not expressed any intention to do so, the Company has the right under the Plan to terminate the Plan subject to the provisions set forth in ERISA. In the event of any termination of the Plan, the accounts of each affected participant shall become fully vested and distributed to the respective participants.

6.      INTERNAL REVENUE SERVICE STATUS

        The Plan obtained its latest determination letter dated July 27, 1993, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving this determination letter. Effective September 1997, the Plan is covered under the tax determination letter dated November 23, 1992, according to the Plan's adoption of the standardized plan #06 with Norwest Bank Minnesota, N.A. The Company believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

7.      STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY
        TYPE OF FUND


                                                                               Medium      Bond
                                             KOPP       U.S.    International  Company   Emphasis     Money      Stock    Bond and
                                          Investment    Stock       Stock       Blend    Balanced    Market      Index    Mortgage
                                           Portfolio   Account     Account     Account    Account    Account    Account    Account

        NET ASSETS AVAILABLE FOR
          PLAN BENEFITS AS OF
          DECEMBER 31, 1996              $1,780,013  $ 900,546   $ 252,293   $   4,765  $  70,323  $  72,924  $  25,941    $   449

        ADDITIONS:
          Net investment income             206,056    186,735      36,482       1,313      7,515      5,160      4,802         25
          Contributions:
            Employer                          3,466      3,748       1,679          22        534        206         71
            Participant                      53,058     70,093      39,171         707     10,911      3,827        804        222
            Rollovers
          Principal loan payments            11,550     31,088       4,213                  1,197        225
                                         ----------  ---------   ---------   ---------  ---------  ---------  ---------  ---------
              Total additions               274,130    291,664      81,545       2,042     20,157      9,418      5,677        247

        DEDUCTIONS:
          Distribution to participants      140,336    485,649      30,313                  5,733      1,024     20,462         76
          Administrative and loan
          expenses                                         457         126          1          40         24          2
          New loans                          42,091      5,950       3,950                    950
                                         ----------  ---------   ---------   ---------  ---------  ---------  ---------  ---------
              Total deductions              182,427    492,056      34,389           1      6,723      1,048     20,464         76

        INTERFUND TRANSFERS              (1,871,716)  (700,154)   (299,449)     (6,806)   (83,757)   (81,294)   (11,154)      (620)
                                         ----------  ---------   ---------   ---------  ---------  ---------  ---------  ---------

        NET (DEDUCTIONS) ADDITIONS       (1,780,013)  (900,546)   (252,293)     (4,765)   (70,323)   (72,924)   (25,941)      (449)
                                         ----------  ---------   ---------   ---------  ---------  ---------  ---------  ---------

        NET ASSETS AVAILABLE FOR
          PLAN BENEFITS AS OF
          DECEMBER 31, 1997                      -          -           -           -          -          -          -          -

        ADDITIONS:
          Net investment income
          Contributions:
            Employer
            Participant
            Rollovers
          Principal loan payments
              Total additions

        DEDUCTIONS
          Distribution to participants

        INTERFUND TRANSFERS

        NET (DEDUCTIONS) ADDITIONS
                                         ----------  ---------   ---------   ---------  ---------  ---------  ---------  ---------
        NET ASSETS AVAILABLE FOR
          PLAN BENEFITS AS OF
          DECEMBER 31, 1998              $       -   $      -    $      -    $      -   $      -   $      -   $      -   $     -
                                         ==========  =========   =========   =========  =========  =========  =========  =========
                                         $       -   $   3,084   $  84,262   $ 761,302  $ 157,462  $ 383,243  $ 550,860  $ 509,688
                                         ==========  =========   =========   =========  =========  =========  =========  =========
                                         $  924,405  $ 267,967   $ 131,369   $3,773,642
                                         ==========  =========   =========   ==========



                                                      Medical
                                                      Graphics
                                         Guaranteed  Corporation              Stable    Strategic   Growth   Diversified
                                          Interest     Common    Participant  Return     Income    Balanced    Equity
                                           Account   Stock Fund    Loans       Fund       Fund       Fund       Fund

        NET ASSETS AVAILABLE FOR
          PLAN BENEFITS AS OF
          DECEMBER 31, 1996              $  554,308  $  10,730   $   83,924
        ADDITIONS:
          Net investment income              29,631     (2,049)                $ 13,895  $    3,905  $   9,456   $  17,087
          Contributions:
            Employer                          2,276
            Participant                      34,078                              12,442       8,007     15,651      28,499
            Rollovers                                                             6,312       6,233         79      15,599
          Principal loan payments             1,703                 (57,992)        346         348        362       4,096
                                         ----------  ----------  ----------    --------  ----------  ---------   ---------
              Total additions                67,688      (2,049)    (57,992)     32,995      18,493     25,548      65,281

        DEDUCTIONS:
          Distribution to participants       76,382         828       3,012     232,690
          Administrative and loan
            expenses                            302
          New loans                          12,000                 (64,941)
                                         ----------  ----------  ----------    --------
              Total deductions               88,684         828     (61,929)    232,690

        INTERFUND TRANSFERS                (159,532)         (9)                703,832      90,106    273,338     597,181
                                         ----------  ----------  ----------    --------  ----------  ---------   ---------

        NET (DEDUCTIONS) ADDITIONS         (180,528)     (2,886)      3,937     504,137     108,599    298,886     662,462
                                         ----------  ----------  ----------    --------  ----------  ---------   ---------
        NET ASSETS AVAILABLE FOR
          PLAN BENEFITS AS OF
          DECEMBER 31, 1997                 373,780       7,844      87,861     504,137     108,599    298,886     662,462

        ADDITIONS:
          Net investment income               9,244      (4,715)                 39,766      15,922     71,218     117,187
          Contributions:
            Employer
            Participant                                                          38,286      20,404     39,558      79,243
            Rollovers                                                                                               2,762
          Principal loan payments                                   (15,283)      1,376       1,045        862       2,844
                                         ----------  ----------  ----------    --------  ----------  ---------   ---------
              Total additions                 9,244      (4,715)    (15,283)     79,428      37,371    111,638     202,036

        DEDUCTIONS -
          Distribution to participants       (6,504)        (45)    (34,465)   (125,468)    (13,438)   (26,606)   (316,977)

        INTERFUND TRANSFERS                (376,520)                 46,149     303,205      24,930       (675)      3,339
                                         ----------  ----------  ----------    --------  ----------  ---------   ---------

        NET (DEDUCTIONS) ADDITIONS         (373,780)     (4,760)     (3,599)    257,165      48,863     84,357    (111,602)
                                         ----------  ----------  ----------    --------  ----------  ---------   ---------
        NET ASSETS AVAILABLE FOR
          PLAN BENEFITS AS OF
          DECEMBER 31, 1998              $       -   $    3,084  $   84,262    $761,302  $  157,462  $ 383,243   $ 550,860
                                         ==========  ==========  ==========    ========  ==========  =========   =========

                                                                                Putnam
                                                                     Small        OTC
                                            Growth      Janus         Cap      Emerging
                                            Equity    Worldwide  Opportunities  Growth
                                             Fund       Fund          Fund       Fund        Total

        NET ASSETS AVAILABLE FOR
          PLAN BENEFITS AS OF
          DECEMBER 31, 1996                                                               $3,756,216
        ADDITIONS:
          Net investment income            $   (693)  $ (46,183)  $  (3,661)  $  (1,074)     468,402
          Contributions:
            Employer                                                                          12,002
            Participant                      27,061      35,583      23,820       5,976      369,910
            Rollovers                         6,153      43,157      43,158                  120,691
          Principal loan payments             1,216         917         564         167
                                          ---------   ---------   ---------   ---------   ----------
              Total additions                33,737      33,474      63,881       5,069      971,005

        DEDUCTIONS:
          Distribution to participants          905                                 305      997,715
          Administrative and loan
            expenses                                                                             952
          New loans
                                          ---------                           ---------   ----------
              Total deductions                  905                                 305      998,667

        INTERFUND TRANSFERS                 374,603     648,661     471,578      55,192
                                          ---------   ---------   ---------   ---------   ----------

        NET (DEDUCTIONS) ADDITIONS          407,435     682,135     535,459      59,956      (27,662)
                                          ---------   ---------   ---------   ---------   ----------
        NET ASSETS AVAILABLE FOR
          PLAN BENEFITS AS OF
          DECEMBER 31, 1997                 407,435     682,135     535,459      59,956    3,728,554

        ADDITIONS:
          Net investment income              70,193     256,078     (61,165)     15,246      528,974
          Contributions:
            Employer
            Participant                      74,255      92,899      56,612      22,407      423,664
            Rollovers                         7,358       7,223         921       4,460       22,724
          Principal loan payments             3,786       2,875       2,029         466
                                          ---------   ---------   ---------   ---------   ----------
              Total additions               155,592     359,075      (1,603)     42,579      975,362

        DEDUCTIONS -
          Distribution to participants      (23,276)   (197,308)   (179,781)     (6,406)    (930,274)

        INTERFUND TRANSFERS                 (30,063)     80,503     (86,108)     35,240
                                          ---------   ---------   ---------   ---------   ----------

        NET (DEDUCTIONS) ADDITIONS          102,253     242,270    (267,492)     71,413       45,088
                                          ---------   ---------   ---------   ---------   ----------
        NET ASSETS AVAILABLE FOR
          PLAN BENEFITS AS OF
          DECEMBER 31, 1998               $ 509,688   $ 924,405   $ 267,967   $ 131,369   $3,773,642
                                          ---------   ---------   ---------   ---------   ----------
                                          ---------   ---------   ---------   ---------   ----------

SUPPLEMENTAL SCHEDULES FURNISHED PURSUANT TO THE
REQUIREMENTS OF FORM 5500

MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1998
------------------------------------------------------------------------------

                                                                                                          FAIR
                        ISSUER                                        SHARES            COST              VALUE

INVESTMENTS:
Norwest Bank Minnesota, N.A. (1):
   Stable Return Fund                                                     28,463    $     718,097    $      761,302
   Strategic Income Fund                                                   7,973          155,460           157,462
   Growth Balanced Fund                                                   12,843          346,591           383,243
   Diversified Equity Fund                                                12,057          487,355           550,860
   Growth Equity Fund                                                     14,490          508,706           509,688
   Janus Worldwide Fund                                                   19,444          789,609           924,405
   Small Cap Opportunities Fund                                           13,225          301,655           267,967
   Putnam OTC Emerging Growth Fund                                         7,615          115,742           131,369
Medical Graphics Corporation Common Stock Fund (1)                         2,596           10,920             3,084
                                                                                    -------------    --------------
                                                                                        3,434,135         3,689,380
Participant loans (1) (2)                                                                  84,262            84,262
                                                                                    -------------    --------------
                                                                                    $   3,518,397    $    3,773,642
                                                                                    =============    ==============


(1)  Known to be a party-in-interest.
(2) Participant loans include interest rates from 8.00% to 9.25% with maturities at various dates through April 2002.

MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1998

------------------------------------------------------------------------------




          PARTY INVOLVED AND DESCRIPTION                           NUMBER OF           UNITS/           PURCHASE           SELLING
                  OF TRANSACTIONS                                TRANSACTIONS          SHARES             PRICE             PRICE

Series of Transactions:
   Stable Return Fund: (1)
     Purchases                                                        53                17,045            $ 439,349
     Sales                                                            22                 8,675                              224,692
   Janus Worldwide Fund: (1)
     Purchases                                                        56                 6,540              268,193
     Sales                                                            16                 5,152                              230,535
   Small Cap Opportunities Fund: (1)
     Purchases                                                        49                 3,116               67,349
     Sales                                                            14                13,816                              272,741
   Diversified Equity Fund: (1)
     Purchases                                                        53                 3,231              136,375
     Sales                                                            18                 8,449                              350,784


                                                                                        CURRENT
                                                                                        VALUE OF
                                                                                        ASSETS ON                  NET
          PARTY INVOLVED AND DESCRIPTION                            COST OF            TRANSACTION                GAIN
                  OF TRANSACTIONS                                    SSETS                DATE                   (LOSS)

Series of Transactions:
   Stable Return Fund: (1)
     Purchases                                                   $  439,349            $ 439,349
     Sales                                                          216,012              224,692                $  8,680
   Janus Worldwide Fund: (1)
     Purchases                                                      268,193              268,193
     Sales                                                          208,856              230,535                  21,679
   Small Cap Opportunities Fund: (1)
     Purchases                                                       67,349               67,349
     Sales                                                          318,647              272,741                 (45,906)
   Diversified Equity Fund: (1)
     Purchases                                                      136,375              136,375
     Sales                                                          339,057              350,784                  11,727


(1)  Known to be a party-in-interest.